UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 6, 2026

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Additional Optional Closing under Securities Purchase Agreement

As previously disclosed in our Current Report on Form 8-K filed on December 23, 2025, iPower Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement dated December 22, 2025 (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for an up to $30,000,000 6% original issue discount senior secured convertible note facility, with an initial closing of $5,184,024 principal amount of series A senior secured convertible notes (the “Series A Notes”), sold in reliance on an exemption from registration statement afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D of the Securities Act, and $1,815,976 principal amount of series B senior secured convertible notes sold pursuant to an effective registration statement on Form S-3 (SEC File No. 333-274655). The Company then registered $28,184,024 of shares of common stock underlying the Series A Notes on Form S-1 (File No. 333-292682), as amended pursuant to Form S-1MEF (File No. 333-295172) (together, the “Resale Registration Statement”), with such Series A Notes to be issuable from time to time upon sale to the Investor, first as an additional mandatory closing and, thereafter, an additional optional closing (each, an “Additional Optional Closing”).

On July 6, 2026, following the Investor’s notification to the Company of its intent to execute an Additional Optional Closing for $2,000,000 in aggregate principal amount of Series A Notes, the Company and the Investor entered into an amendment to the Purchase Agreement (“Amendment No. 1 to the Purchase Agreement”) for purposes of, among other things, (i) increasing funds available under the facility by an additional original principal amount of $2,000,000 and (ii) removing restrictions on use of proceeds for additional funds obtained through the facility. Thereafter, the Company and the Investor consummated an Additional Optional Closing. At the Additional Optional Closing, the Company received $1,880,000, excluding fees and expenses, in exchange for issuing a $2,000,000 aggregate principal amount of Series A Notes to the Investor after satisfaction of all applicable closing conditions, including the effectiveness of the resale registration statement and the absence of any Event of Default (as such term is defined in the Form of Series A Senior Secured Convertible Note, filed herewith as Exhibit 10.1). The Series A Note issued at the Additional Optional Closing was issued pursuant to an exemption from registration in accordance with Regulation D of the Securities Act and has a fixed conversion price of $2.39 (120% of the Nasdaq closing price of the Company’s common stock on July 2, 2026).

Pursuant to the Purchase Agreement, the consideration was paid at $940 for each $1,000 of principal amount, and the Company received gross proceeds of approximately $1,880,000 at this closing, before fees and expenses, including a 6% cash fee payable to Digital Offering, who acted as placement agent in the transaction.

To date, the Company has sold an aggregate total original principal amount of $10,184,024 in Series A Convertible Notes to the Investor, with $18,000,000 of aggregate original principal amount of Series A Convertible Notes remaining available for issuance.

Consistent with the Purchase Agreement’s disclosure covenants, the Company is providing this Current Report on Form 8-K to disclose the completion of this Additional Optional Closing under the Purchase Agreement.

The foregoing summary of the $2,000,000 Series A Note and Amendment No. 1 to the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to each such agreement, the forms of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

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Item 8.01. Other Events.

On July 6, 2026, the Company issued a press release announcing completion of the above transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Series A Senior Secured Convertible Note
10.2	Form of Amendment to Securities Purchase Agreement, dated July 6, 2026, between iPower Inc. and the investors named therein
99.1	Press Release dated July 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPOWER, INC.
Dated: July 6, 2026
	By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

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